Exhibit 99.1

Portland, Oregon

March 25, 2013

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED JANUARY 31, 2013

Cascade Corporation (NYSE: CASC) today reported its financial results for the fourth quarter ended January 31, 2013.

Fourth Quarter Fiscal 2013 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Three Months Ended January 31	2013	2012	% Change
Net sales	$123,570	$125,924	(2%)
Gross profit	34,926	36,420	(4%)
Gross profit %	28%	29%
SG&A	22,551	20,759	9%
Environmental	4,000	—	—
Australia flood proceeds, net	—	(2,871)	—
Operating income	8,375	18,532	(55%)
Operating income %	7%	15%
Interest expense (income), net	(36)	65	—
Foreign currency loss, net	55	16	—
Income before taxes	8,356	18,451	(55%)
Provision for income taxes	2,642	5,255	(50%)
Effective tax rate	32%	28%
Net income	$5,714	$13,196	(57%)
Diluted earnings per share	$0.50	$1.16	(57%)

•

Consolidated net sales during the fourth quarter of fiscal 2013 decreased compared to the fourth quarter of fiscal 2012, excluding the impact of foreign currency changes, primarily due to lower sales volumes in Europe. Details of the net sales decrease over the prior year fourth quarter follow (in thousands):

	2013	Change %
Net sales change	$(2,176)	(2%)
Foreign currency change	(178)	0%

Total	$(2,354)	(2%)

Cascade Corporation

March 25, 2013

•	Our consolidated gross profit percentage was slightly lower during the fourth quarter of fiscal 2013 compared to fiscal 2012 primarily as a result of decreased sales volumes.

•

Selling and administrative expense increased during the fourth quarter of fiscal 2013 due to additional costs related to the pending acquisition by Toyota Industries Corporation ($0.8 million) and other costs in the Americas and China.

•

During the fourth quarter of fiscal 2013, we recorded a $4.0 million charge related to the expansion of our existing long-term environmental remediation plans at our Fairview, Oregon and Springfield, Ohio locations.

•

Our facility in Australia was significantly damaged by flooding in January 2011. During the fourth quarter of fiscal 2012, we received net flood insurance proceeds of $2.9 million. The after tax impact of the proceeds was $2.0 million ($.18 per diluted share).

•	The effective income tax rate was higher primarily due to a larger reduction in the valuation allowance on The Netherlands deferred tax assets in fiscal 2012.

Market Conditions

•

Percentage changes in lift truck industry shipments and orders, by region, as compared to the prior year are outlined below. Although lift truck unit data provides an indicator of the general health of the industry and our business over a six to twelve month period, they do not necessarily correlate directly with the demand for our products on a quarterly basis.

	Shipments	Orders
	Q4 FY13 vs Q4 FY12	Q4 FY13 vs Q4 FY12
Americas	(1%)	5%
Europe	(8%)	(12%)
Asia Pacific	(2%)	(7%)
China	(8%)	6%
Global	(5%)	(2%)

Cascade Corporation

March 25, 2013

Fiscal Year Ended January 31, 2013 Summary

•	Summary financial results for the fiscal years ended January 31, 2013 and 2012 are as follows (in thousands, except earnings per share):

Year Ended January 31	2013	2012	% Change
Net sales	$538,408	$535,767	—
Gross profit	162,368	169,287	(4%)
Gross profit %	30%	32%
SG&A	90,833	85,009	7%
Environmental	4,000	—	—
Australia flood proceeds, net	—	(3,137)	—
Operating income	67,535	87,415	(23%)
Operating income %	13%	16%
Interest expense, net	119	542	(78%)
Foreign currency loss, net	312	1,053	(70%)
Income before taxes	67,104	85,820	(22%)
Provision for income taxes	20,252	22,774	(11%)
Effective tax rate	30%	27%
Net income	$46,852	$63,046	(26%)
Diluted earnings per share	$4.10	$5.58	(27%)

•

SG&A expenses in fiscal 2013 were 9% higher, excluding the impact of currency changes, primarily due to costs related to the pending acquisition by Toyota Industries Corporation ($2.7 million), our new subsidiary in Brazil and increased personnel, insurance and consulting costs.

•	The effective income tax rate was higher primarily due to a larger reduction in the valuation allowance on The Netherlands deferred tax assets in fiscal 2012.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from results expressed or implied by forward-looking statements in this release or in any other forward-looking statements made by us, or on our behalf. These factors include among others, the affects of general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries, and any failure to satisfy the conditions to the completion of our transaction with TICO or otherwise complete the transaction. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Cascade Corporation

March 25, 2013

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Cascade Corporation

March 25, 2013

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited — in thousands, except per share amounts)

	Three Months Ended January 31		Twelve Months Ended January 31
	2013	2012	2013	2012
Net sales	$123,570	$125,924	$538,408	$535,767
Cost of goods sold	88,644	89,504	376,040	366,480

Gross profit	34,926	36,420	162,368	169,287
Selling and administrative expenses	22,551	20,759	90,833	85,009
Environmental	4,000	—	4,000	—
Australia flood proceeds, net	—	(2,871)	—	(3,137)

Operating income	8,375	18,532	67,535	87,415
Interest expense (income), net	(36)	65	119	542
Foreign currency loss, net	55	16	312	1,053

Income before provision for income taxes	8,356	18,451	67,104	85,820
Provision for income taxes	2,642	5,255	20,252	22,774

Net income	$5,714	$13,196	$46,852	$63,046

Basic earnings per share	$0.51	$1.20	$4.22	$5.74

Diluted earnings per share	$0.50	$1.16	$4.10	$5.58

Basic weighted average shares outstanding	11,126	11,017	11,099	10,988
Diluted weighted average shares outstanding	11,486	11,329	11,419	11,293
Cash dividends per share	$.35	$.25	$1.40	$.90

Cascade Corporation

March 25, 2013

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	January 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$46,543	$24,928
Accounts receivable, less allowance for doubtful accounts of $1,159 and $1,211	75,962	77,752
Inventories	88,297	86,660
Deferred income taxes	5,292	3,822
Assets available for sale	—	7,572
Prepaid expenses and other	12,814	11,353

Total current assets	228,908	212,087
Property, plant and equipment, net	80,220	71,439
Goodwill	88,906	88,174
Deferred income taxes	22,764	18,964
Other assets	4,874	3,895

Total assets	$425,672	$394,559

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks and current portion of long-term debt	$—	$689
Accounts payable	24,582	28,280
Accrued payroll and payroll taxes	9,171	9,473
Accrued incentive pay	1,307	2,496
Other accrued expenses	14,991	15,580

Total current liabilities	50,051	56,518
Long-term debt, net of current portion	3,500	4,950
Accrued environmental expenses	4,976	2,279
Deferred income taxes and other tax liabilities	9,931	8,626
Employee benefit obligations	8,087	8,228
Other liabilities	2,624	3,231

Total liabilities	79,169	83,832

Commitments and contingencies
Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 11,199 and 11,088 shares issued and outstanding	5,600	5,544
Additional paid-in capital	18,526	13,252
Retained earnings	282,494	251,280
Accumulated other comprehensive income	39,883	40,651

Total shareholders’ equity	346,503	310,727

Total liabilities and shareholders’ equity	$425,672	$394,559

Cascade Corporation

March 25, 2013

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Three Months Ended January 31		Twelve Months Ended January 31
	January 31,		January 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$5,714	$13,196	$46,852	$63,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,923	2,474	10,802	9,982
Share-based compensation	758	570	2,899	2,486
Deferred income taxes	(1,165)	(472)	(5,148)	(1,917)
Tax effect on share-based compensation	(16)	(432)	(1,590)	(693)
Loss (gain) on disposition of assets, net	20	6	(16)	(140)
Changes in operating assets and liabilities:
Accounts receivable	8,477	6,759	81	(11,035)
Inventories	1,683	(2,758)	(491)	(19,661)
Prepaid expenses and other	2,256	6,628	476	(91)
Accounts payable and accrued expenses	(2,447)	(2,497)	(3,381)	6,182
Income taxes payable and receivable	(1,297)	596	(2,596)	2,684
Environmental liability	3,701	(81)	2,697	(832)
Other assets and liabilities	(2,272)	1,285	586	4,208

Net cash provided by operating activities	18,335	25,274	51,171	54,219

Cash flows from investing activities:
Capital expenditures	(3,027)	(4,227)	(12,388)	(13,417)
Proceeds from disposition of assets	131	278	287	1,452
Business acquisitions	—	(1,450)	(1,266)	(1,450)

Net cash used in investing activities	(2,896)	(5,399)	(13,367)	(13,415)

Cash flows from financing activities:
Cash dividends paid	(3,920)	(2,770)	(15,638)	(9,960)
Payments on long-term debt	(14,450)	(31,146)	(131,344)	(108,569)
Proceeds from long-term debt	14,800	14,500	129,500	71,500
Notes payable to banks, net	—	(533)	(98)	102
Common stock issued under share-based compensation plans	—	68	842	877
Tax effect on share-based compensation	16	432	1,590	693

Net cash used in financing activities	(3,554)	(19,449)	(15,148)	(45,357)

Effect of exchange rate changes	(590)	4,707	(1,041)	4,444

Change in cash and cash equivalents	11,295	5,133	21,615	(109)
Cash and cash equivalents at beginning of period	35,248	19,795	24,928	25,037

Cash and cash equivalents at end of period	$46,543	$24,928	$46,543	$24,928